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                                                                    Exhibit 99.1

Press Release

SOURCE: Dynegy Inc.

Dynegy Provides Overview of New Capital Plan, Update On Financial Position Company Obtains Commitments to Eliminate $301 Million in Ratings Triggers

HOUSTON--(BUSINESS WIRE)--June 24, 2002--Dynegy Inc. (NYSE:DYN - News) today announced a new $2 billion capital plan designed to further strengthen liquidity, reduce debt and emphasize financial transparency and to allow it to compete in its core energy businesses. Dynegy also provided an overview of the company's current financial position.

"Our liquidity is solid and our leadership team has developed a sound set of business, financial and operational strategies to address current market conditions and preserve our franchise," said Dan Dienstbier, chief executive officer of Dynegy Inc. "The measures we plan to implement, combined with the steps that we have successfully executed in recent weeks, will ensure sustainable financial stability for Dynegy and are intended to improve the company's credit profile substantially into 2003 and beyond."

The company reaffirmed that it has adequate liquidity to meet its obligations and commitments, even in the event of a loss of its investment grade rating by one or more credit rating agencies. Since the end of May 2002, Dynegy's liquidity has ranged from $900 million to more than $1 billion.

New capital plan

The company's capital plan is designed to enhance liquidity by at least $2 billion and to further enhance the company's financial position, strengthen its balance sheet and improve its credit profile. These measures are incremental to the equity sales and capital expense reductions totaling approximately $1.25 billion that were achieved through the December 2001 capital restructuring program. Key steps already achieved under the plan include:

     o Dynegy received commitments from the participants in the Catlin (also referred to as "Black Thunder") minority interest transaction for an amendment that will permanently remove the $270 million ratings trigger in exchange for an amortization of $270 million over the remaining three years of the investment and a security interest; and

     o West Coast Power, LLC, a joint venture in which Dynegy holds 50 percent ownership with NRG Energy, notified its lenders that it intends to repay or refinance its existing bank credit facility by the end of June, which will permanently remove a $31 million ratings trigger. West Coast Power has sufficient cash on hand to repay the debt.

Other new liquidity sources

Dynegy will also target the following areas to improve liquidity by year-end:
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     o    Partial sale of Dynegy's ownership interest in or a joint venture transaction for Northern Natural Gas Company, a 16,600-mile pipeline extending from the Permian Basin in Texas to the Upper Midwest;

     o Partial sale of Dynegy's ownership interest in or a joint venture transaction for Dynegy Storage, the company's natural gas storage and gas processing facilities in the United Kingdom;

     o Initial public offering of Dynegy Energy Partners L.P., a newly formed master limited partnership that will own and operate a portion of the company's downstream liquids business;

     o Incremental $100 million reduction in capital expenditures for the remainder of 2002 and limited and focused capital spending in 2003;

     o Annual savings of at least $50 million relating to the company's recently announced work force reduction, as well as other general and administrative expense reductions;

     o Sale of $300 to $400 million in Illinois Power (IP) mortgage bonds to repay outstanding debt at IP. The Illinois Commerce Commission has approved such a mortgage bond offering;

     o    Sale of additional assets totaling $200 million;

     o Intention to reduce common stock dividend by 50 percent beginning in the third quarter 2002;

     o In the process of arranging a number of interim financings with respect to this plan that should provide $250 million or more in immediate liquidity over the next few weeks; and

     o Management will consider an equity-like offering based on market conditions and the results of the capital-enhancing transactions.

Emphasis is on core energy businesses

     o Continue to emphasize the company's longstanding asset-backed business model through which it uses its diversified network of regulated and unregulated physical energy assets to deliver reliable supply to customers; and

     o Continue the company's commitment to preserving its energy risk management franchise. Dynegy has reduced its power trading activities to reflect current market conditions and liquidity levels.

Further enhance accounting and financial disclosure

In addition to its capital spending plan, Dynegy announced several steps to improve the transparency and clarity of its financial reporting. The company intends to:

     o    Provide operating cash flow disclosure by segment;

     o Segregate financial contribution among earnings generated from regulated operations, term contracts, fee-based operations, other assets and marketing and trading operations;

     o Provide in a single table a reconciliation of the financial effects of risk management activities to the company's balance sheet, income statement and cash flow statement;

     o Undertake the necessary steps to move synthetic operating leases for the company's power generation operations onto the balance sheet;

     o Move the Catlin minority interest to debt through the amendment to the Catlin transaction; and
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     o   Complete the previously announced restatement of Dynegy's 2001 financial results. Because Arthur Andersen can no longer perform services for the company, Dynegy's new independent auditor, PricewaterhouseCoopers, will conduct a re-audit of 2001 results as part of the restatement process.

"The current merchant energy environment requires us to focus on generating cash flow in the near-term, and our plan will help us accomplish that goal," said Steve Bergstrom, president and chief operating officer of Dynegy Inc. "Even in this environment, we have served our customers reliably, as we have done for the past 17 years. This is a testament to the strength of our asset-backed business model and our focus on the physical delivery of energy through our network. We believe that our global network of owned and contractually controlled assets, coupled with our proven capabilities to execute transactions around these assets, will continue to serve as the foundation of our merchant energy business."

Earnings guidance and conference call simulcast

Dynegy will announce its second quarter results and will provide revised earnings guidance during the last week of July. Due to market conditions, previous management guidance on earnings no longer applies. The report on the period ending June 30 will detail certain non-recurring pre-tax charges of up to $450 million related to the communications business, severance expenses, consulting fees and other charges.

Dynegy will simulcast a conference call on its business overview live via the Internet today at 2 p.m. ET, 1 p.m. CT. The webcast can be accessed via www.dynegy.com (click on "News & Financials").

About Dynegy Inc.

Dynegy Inc. is a global energy merchant. Through its owned and contractually controlled network of physical assets and its marketing, logistics and risk management capabilities, Dynegy provides solutions to customers in North America, the United Kingdom and Continental Europe. The company's website is www.dynegy.com.

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those Dynegy expects include changes in energy commodity prices; the timing and extent of deregulation of energy markets in North America and Europe; the effectiveness of Dynegy's risk management policies and procedures and the creditworthiness of customers and counterparties; the liquidity and competitiveness of wholesale trading markets for energy commodities; operational factors affecting Dynegy's power generation or midstream natural gas facilities; the cost of borrowing, availability of trade credit and other factors affecting Dynegy's financing activities, including Dynegy's ability to maintain its investment grade ratings; the demand for and pricing of services offered by Dynegy's telecommunications segment and the effect of general market conditions in the telecommunications segment on customers or prospective customers and equipment and service providers; uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Dynegy's business, including litigation relating to the terminated merger with Enron, the
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California power market and shareholder claims, as well as the SEC and CFTC investigations surrounding Project Alpha and the CMS Energy trades, respectively; general political, economic and financial market conditions; and any extended period of war or conflict involving North America or Europe. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy's SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.